Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 2-0-27648, 333-100120, 333-10648, 333-106400) pertaining to the 1996 Stock Option Plan and Incentive Plan, 1997 Stock Option and Incentive Plan, 1998 and 1999 Stock Option Plan and Incentive Plan and 2003 Master Stock Option Plan of VocalTec Communications Ltd. (the "Company") and in the Registration Statement of the Company on Form F-3 (File No. 333-114260) of our report dated February 10, 2005, except as to note 1(b) which is dated June 27, 2005, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.




Tel-Aviv, Israel                           KOST FORER GABBAY & KASIERER
June 28, 2005                             A Member of Ernst & Young Global

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 2-0-27648, 333-100120, 333-10648, 333-106400) pertaining to the 1996 Stock Option Plan and Incentive Plan, 1997 Stock Option and Incentive Plan, 1998 and 1999 Stock Option Plan and Incentive Plan and 2003 Master Stock Option Plan of VocalTec Communications Ltd. (the "Company") and in the Registration Statement of the Company on Form F-3 (File No. 333-114260) of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.






Tel-Aviv, Israel                                    Luboshitz Kasierer
June 28, 2005                                     An affiliate member of
                                               Ernst & Young International